UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2023

ARCH THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54986	46-0524102
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

235 Walnut Street, Suite 6
Framingham, Massachusetts	01702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 431-2313

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N|A	N|A	N|A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 18, 2023, the Board of Directors (the “Board”) of Arch Therapeutics, Inc. (the “Company”) adopted and approved the 2023 Equity Incentive Plan (the “Plan”) and reserved 455,169 shares of the Company’s common stock, par value $0.001 (the “Common Stock”) for issuance thereunder to employees, officers, directors and consultants of the Company. The Company intends to solicit stockholder ratification of the adoption of the Plan in the near future. The Plan has a term of 10 years and is intended to replace the Company’s 2013 Stock Incentive Plan, which expired on June 18, 2023.

The general purpose of the Plan is to provide a means whereby eligible employees, officers, non-employee directors, consultants, advisors, and other individual service providers may develop a sense of proprietorship and personal involvement in the Company’s development and financial success, and to encourage them to devote their best efforts to the Company, thereby advancing the Company’s interests and the interests of stockholders of the Company. The Plan permits the Company to grant a variety of forms of awards, including stock options, stock appreciation rights, restricted stock, restricted stock units, and dividend equivalent rights, to allow the Company to adapt its incentive compensation program to meet its needs.

In addition, the number of shares of Common Stock available for issuance under the Plan will automatically increase on October 1st of each fiscal year of the Company commencing with October 1, 2023, and on each October 1 thereafter until the 10th anniversary of the date of the Plan’s initial adoption by the Board, in an amount equal to six percent (6%) of the total number of shares of Common Stock outstanding on September 30th of the preceding fiscal year. Furthermore, effective at the close of business on the date of the closing (the “Uplist Date”) of the public offering in connection with which the Common Stock becomes tradeable on a national exchange and on the first day of each fiscal quarter of the Company thereafter until the earlier of (i) the five-year anniversary of the Uplist Date and (ii) August 30, 2028, the number of shares of Common Stock available for issuance under the Plan shall automatically increase by an amount equal to fifteen percent (15%) of the incremental number of shares of Common Stock, if any, issued by the Company (i) with respect to the Uplist Date, since the date on which the stockholders ratified the Plan, and (ii) with respect to each fiscal quarter thereafter, during the previous fiscal quarter (excluding in each case shares of Common Stock issued pursuant to awards under the Plan).

The foregoing description of the Plan is qualified in its entirety by reference to the Plan, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 18, 2023, the Board approved an amendment to the Amended and Restated Bylaws of the Company (the “Bylaw Amendment”), effective immediately. The Bylaw Amendment amended Article 2, Section 2.10(a), and Article 2, Section 2.5(a) of the Amended and Restated Bylaws (i) to allow stockholders of the Company to take action by written consent without a meeting with not less than the minimum number of votes that would be necessary to take such action if the matter was presented at a meeting of stockholders at which all shares entitled to vote thereon were present and voted, subject to certain limitations and (ii) to provide that in in the absence of a quorum, the chairman of a stockholder meeting can adjourn the meeting, respectively.

The foregoing description of the Bylaw Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaw Amendment, attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01        Financial Statements and Exhibits.

(d) The following exhibits are being filed herewith:

Exhibit	Description

3.1	Amendment No. 1 to the Amended and Restated Bylaws of Arch Therapeutics, Inc.
10.1	Arch Therapeutics, Inc. 2023 Equity Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCH THERAPEUTICS, INC.

Dated: July 24, 2023	By:	/s/ Terrence W. Norchi, M.D.
Name: Terrence W. Norchi, M.D. Title: President, Chief Executive Officer